Exhibit 10.196

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of December 31, 2002, to the Loan Agreement referenced below, is by and among Spotlight Health, Inc., a Delaware corporation (the “Borrower”), Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Company”), and Wachovia Bank, National Association (formerly known as First Union National Bank) (the “Bank”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement.

W I T N E S S E T H

WHEREAS, a $2 million credit facility has been established in favor of the Borrower pursuant to the terms of that Loan Agreement dated as of January 24, 2001 (as amended and modified from time to time, the “Loan Agreement”) among the Borrower, the Company and the Bank;

WHEREAS, the Borrower has requested certain modifications to Loan Agreement; and

WHEREAS, the Bank has agreed to the modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Loan Agreement is amended in the following respects:

(a)	In Section 1 of the Loan Agreement, the definition of “Termination Date” is amended to read as follows:

“Termination Date” means June 30, 2003, or such later date as to which the Bank may agree in its sole discretion.

(b)	Section 2.6 of the Loan Agreement is amended to read as follows:

2.6 Fees.

(a) Unused Fee. In consideration of the commitments hereunder, the Borrower agrees to pay to the Bank an unused fee (the “Unused Fee”) equal to ten basis points (0.10%) per annum on the average daily unused portion of the Bank’s commitment for the applicable period. The Unused Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the date hereof.

(b) Facility Fee. In consideration of the commitments hereunder, the Borrower agrees to pay to the Bank a facility fee (the “Facility Fee”) equal to fifty basis points (0.50%) per annum on the average daily amount of the Bank’s commitment for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the date hereof.

2. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) execution of this Amendment by the Borrower, the Company and the Bank; and

(b) receipt by the Bank of certified resolutions of the Company approving this Amendment and the terms hereof.

3. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

4. The Borrower agree to pay all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SPOTLIGHT HEALTH, INC., a Delaware corporation

By: /s/ T. Spring
Name: T. Spring Title: Chief Financial Officer

COMPANY:	PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

By: /s/ Fred Eshelman
Name: Fred Eshelman Title: CEO

BANK:	WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Douglas T. Davis
Name: Douglas T. Davis Title: Director